EXHIBIT 99.2

Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • December 2011



Consider your alternatives. **Invest smarter.®**

GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: December 2011

Currencies: The euro posted steady losses against counterparts throughout December as Eurozone officials were unable to develop a new bailout plan and there remained ongoing weak economic indicators across the region. The U.S. dollar rose, supported by better-than-expected domestic housing and industrial production data and increased demand for safe haven currencies.

Energy: Crude oil markets finished lower as weak industrial forecasts and instability in the Eurozone financial system weighed heavily on prices. U.S. Energy Information Administration reports showing a larger-than-expected rise in domestic inventories also put pressure on crude oil markets. Natural gas prices declined due to elevated supply and weak demand caused by unseasonably warm temperatures in the U.S.

Equities: North American and Asian equity markets posted gains for December due to a late-month surge caused by strong housing starts and industrial production data. In the Eurozone, the Dax and Dow Jones Eurostoxx Indices both experienced setbacks due to the ongoing turmoil in the European fixed-income markets weighed on investor sentiment.

Fixed Income: U.S. Treasury markets posted strong gains as investors sought safe-haven investments prior to year-end. Intramonth declines in the equity markets and fears concerning another global recession added to Treasury gains. German bund markets rallied in response to the disappointing results from Spanish and Italian bond auctions.

Grains/Foods: Grains markets generally rose because of supply concerns stemming from adverse weather in key South American farming regions. Lean hogs prices declined due to weak demand from China. Live cattle markets registered profits in Decembers as snowfall in the Plains states affected key meat shipping routes in the U.S.

Metals: Gold prices fell over 10% as investors liquidated positions in response to a strong U.S. dollar rally. A reduction in safe-haven buying caused by optimistic economic indicators also played a role in a driving gold markets lower. Base metals prices generally fell in December, driven lower by speculation that weak industrial demand would continue because of uncertainty surrounding the outlook for the global economy.

A Units (Closed to New Investment)

2000	2001	2002	2003	2004	2005
11.0%	7.0%	15.3%	20.0%	-7.6%	-3.4%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%	4.6%	**4.5%**
2011	-0.5%	2.3%	-2.5%	3.8%	-6.9%	-3.8%	3.0%	-1.8%	-1.6%	-4.5%	-0.6%	0.0%	**-13.0%**

B Units (Closed to New Investment)

2003	2004	2005
7.7%	-8.4%	-4.3%

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%	4.5%	**3.8%**
2011	-0.6%	2.2%	-2.5%	3.7%	-7.0%	-3.8%	3.0%	-1.9%	-1.7%	-4.6%	-0.6%	-0.1%	**-13.5%**

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-1.6%	1.6%	-3.1%	-1.1%	1.3%	1.2%	-2.4%	4.0%	-3.2%	**-3.6%**
2010	-7.8%	0.8%	4.1%	1.7%	-3.5%	-0.1%	-1.5%	2.8%	3.2%	4.3%	-2.3%	4.6%	**5.7%**
2011	-0.4%	2.3%	-2.2%	3.8%	-6.6%	-3.7%	3.2%	-1.7%	-1.6%	-4.4%	-0.4%	0.1%	**-11.4%**

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.1%	-3.2%	3.6%	-4.2%	**-4.6%**
2010	-7.8%	0.7%	3.6%	1.5%	-2.2%	0.3%	-2.5%	2.7%	1.9%	3.7%	-2.2%	3.6%	**2.6%**
2011	-0.8%	2.0%	-1.9%	2.9%	-6.5%	-3.4%	3.1%	-1.3%	-1.4%	-4.0%	-0.4%	0.0%	**-11.4%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%	3.4%	**0.7%**
2011	-0.9%	1.8%	-2.0%	2.8%	-6.7%	-3.5%	2.9%	-1.4%	-1.5%	-4.2%	-0.6%	-0.1%	**-13.0%**

A, B and Legacy Units

Trading Performance by Sector


8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Grains/ Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Grains/Foods	Currencies	Energy	Equity Indices	Fixed Income	Metals
12%	30%	12%	10%	24%	12%

Sector Positions at Month-End


01/11
02/11
03/11
04/11
05/11
06/11
07/11
08/11
09/11
10/11
11/11
12/11
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Grains/Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Grains/ Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
December
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Grains/Foods	Currencies	Energy	Equity Indices	Fixed Income	Metals
12%	31%	12%	12%	22%	11%

Sector Positions at Month-End


01/11
02/11
03/11
04/11
05/11
06/11
07/11
08/11
09/11
10/11
11/11
12/11
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Grains/Foods
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	5.56%	4.94%	7.12%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - December 2011	
Total Fund Assets (A,B, Legacy, Global)	$799M
12-Month Return	-13.0%
Average 12-Month Return	17.9%
36-Month Cumulative Return	-17.5%
60-Month Cumulative Return	11.5%
Compounded Annualized ROR	13.0%
3-Year Compounded Annualized ROR	-6.2%
5-Year Compounded Annualized ROR	2.2%
10-Year Compounded Annualized ROR	4.1%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 12/11)	-17.5%
Average 1-month Gain	6.5%
Average 1-month Loss	-4.3%
# of Winning Months	144
# of Losing Months	132

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2002 - December 2011		
↑↓	Moved in Opposite Directions	44% 53 of 120 months
↑↑	Positive Results for Both	33% 40 of 120 months
↓↓	Negative Results for Both	23% 27 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.